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                                                                     Exhibit 2.1

                               SECOND AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

         THIS SECOND AMENDMENT (the "AMENDMENT") to the Agreement and Plan of Merger dated as of April 21, 2003, by and among VERSO TECHNOLOGIES, INC., a Minnesota corporation ("PURCHASER"), MICKEY ACQUIRING SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Purchaser ("MERGER SUB"), and MCK COMMUNICATIONS, INC., a Delaware corporation (the "COMPANY"), as amended by the First Amendment to the Agreement and Plan of Merger dated as of April 21, 2003 (as so amended, the "MERGER AGREEMENT;" capitalized terms used but not defined herein shall have the meanings ascribed to them therein), is effective as of the 13th day of June, 2003 by and among Purchaser, Merger Sub, and the Company (collectively, the "PARTIES").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Parties have entered into the Merger Agreement, which provides, upon the terms and conditions set forth therein, for the Merger; and

         WHEREAS, the Parties have determined that it is advisable to amend the Merger Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein, the Parties do hereby agree as follows:

         SECTION 1. AGREEMENT AS TO MERGER AGREEMENT. The Merger Agreement is hereby amended as follows:

         (a) AMENDMENT TO THE INDEX OF DEFINED TERMS. The Index of Defined Terms set forth in the Merger Agreement is hereby amended to delete from page vi thereof "Purchaser Stockholder Approval" and "Section 4.04(c)" set forth across therefrom in their entirety.

         (b) AMENDMENT TO SECTION 2.01(c)(i). Section 2.01(c)(i) of the Merger Agreement is hereby amended and restated in its entirety as follows:

                  "(i) the aggregate number of shares of Purchaser Common Stock to be issued in exchange for shares of Company Common Stock in connection with the Merger (the "Purchaser Shares") shall equal 18,280,000;"

         (c) AMENDMENT TO SECTION 4.04(c). Section 4.04(c) of the Merger Agreement is hereby amended and restated in its entirety as follows:

                  "(c) No vote of holders of any class or series of Purchaser Capital Stock is necessary for Purchaser to approve and adopt this Agreement and the Merger."

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         (d) AMENDMENT TO SECTION 6.01(a). The first sentence of Section 6.01(a)
of the Merger Agreement is hereby amended and restated in its entirety as follows:

                  "Each of the Company and Purchaser shall cooperate and promptly prepare under the Securities Act, with respect to the shares of Purchaser Common Stock issuable in the Merger, a portion of which Form S-4 shall also serve as the proxy statement with respect to the meeting of the stockholders of the Company in connection with the Merger (in its entirety, the "Form S-4")."

The sixth sentence of Section 6.01(a) of the Merger Agreement is hereby amended and restated in its entirety as follows:

                  "Purchaser agrees that the Form S-4 and each amendment or supplement thereto at the time of mailing thereof and at the time of the meeting of stockholders of the Company, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein, in light of the circumstances under with they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Purchaser in reliance upon and in conformity with information concerning the Company furnished to Purchaser by the Company for use in the Form S-4."

The seventh sentence of Section 6.01(a) of the Merger Agreement is hereby amended and restated in its entirety as follows:

                  "The Company agrees that the information provided by it for inclusion in the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of stockholders of the Company, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading."

         (e) AMENDMENT TO SECTION 6.01(b). Section 6.01(b) of the Merger Agreement is hereby amended and restated in its entirety as follows:

                  "STOCKHOLDERS MEETING. The Company will take all action necessary in accordance with applicable Law, the Company's Charter and the Company's By-laws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby. The Company Board shall recommend that its stockholders approve this Agreement and the transactions contemplated hereby, and the Company shall use its reasonable best efforts to obtain such approval, including, without limitation, by timely filing and mailing the proxy statement/prospectus contained in the Form S-4 to its stockholders; provided, however, that nothing contained in this

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                  Section 6.01(b) shall prohibit the Company Board from failing to make such recommendation or using its reasonable best efforts to obtain such approval if the Company Board has determined in good faith, after consultation with outside counsel, that such action is necessary for the Company Board to comply with its fiduciary duties to its stockholders under applicable Law. The Company and Purchaser shall coordinate and cooperate with respect to the timing of such meeting. It shall be a condition to mailing the Form S-4 that (i) Purchaser shall have received a "comfort" letter from Ernst & Young LLP, independent public accountants for the Company, dated as of a date within two business days before the date on which the Form S-4 shall become effective, with respect to the financial statements of the Company included or incorporated in the Form S-4, in form and substance reasonably satisfactory to Purchaser, and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Form S-4, and (ii) the Company shall have received a "comfort" letter from KPMG LLP, independent public accountants for Purchaser, dated as of a date within two business days before the date on which the Form S-4 shall become effective, with respect to the financial statements of Purchaser included or incorporated in the Form S-4, in form and substance reasonably satisfactory to the Company, and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Form S-4."

         (f) AMENDMENT TO SECTION 6.07(b). The second sentence of Section 6.07(b) of the Merger Agreement is hereby amended and restated in its entirety as follows:

                  "If this Agreement is terminated by Purchaser pursuant to
                  Section 8.01(b)(iv), then the Company shall pay to Purchaser an amount equal to all of Purchaser's Expenses, as evidenced by reasonable documentation, up to an aggregate of $600,000."

         (g) AMENDMENT TO SECTION 7.01(a). Section 7.01(a) of the Merger Agreement is hereby amended and restated in its entirety as follows:

                  "(a) STOCKHOLDER APPROVAL. The Company shall have obtained the Company Stockholder Approval."

         (h) AMENDMENT TO SECTION 7.02(e). The last sentence of Section 7.02(e) of the Merger Agreement is hereby amended and restated in its entirety as follows:

                  "The opinion referred to in this Section 7.02(e) shall not be waivable after receipt of the Company Stockholder Approval unless further stockholder approval is obtained with appropriate disclosure."

         (i) AMENDMENT TO SECTION 7.02(h). Section 7.02(h) of the Merger Agreement is hereby amended and restated in its entirety as follows:

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                  "(h) UNRESTRICTED CASH; RESTRICTED CASH. At the Effective
                  Time, (A) the sum of Unrestricted Cash and Restricted Cash shall equal no less than $6,363,720 and (B) the Restricted Cash shall equal no more than $2,000,000."

         (j) AMENDMENT TO SECTION 7.03(g). The last sentence of Section 7.03(g) of the Merger Agreement is hereby amended and restated in its entirety as follows:

                  "The opinion referred to in this Section 7.03(g) shall not be waivable after receipt of the Company Stockholder Approval unless further stockholder approval is obtained with appropriate disclosure."

         (k) AMENDMENT TO SECTION 8.01. The preamble of Section 8.01 of the Merger Agreement is hereby amended and restated in its entirety as follows:

                  "SECTION 8.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of Company Stockholder Approval:"

         (l) FURTHER AMENDMENT TO SECTION 8.01. Section 8.01(b)(vi) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

                  "(vi)    [Intentionally Deleted]."

         (m) GLOBAL AMENDMENT. As a result of the other amendments effected hereby, the receipt of Purchaser Stockholder Approval is no longer necessary to complete the Merger and the Parties, therefore, intend to delete from the Merger Agreement all references to Purchaser Stockholder Approval and all references to any meeting of the holders of the outstanding Purchaser Common Stock or proxy statement heretofore contemplated to be held or prepared in connection therewith. Accordingly, all such references are hereby deleted and shall have no force or effect.

         SECTION 2. EFFECTIVENESS OF AMENDMENT. This effectiveness of this Amendment is subject to the approval of the Board of Directors of the Company.

         SECTION 3. REPRESENTATIONS AND WARRANTIES.

         (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Purchaser and Merger Sub that (assuming the satisfaction of the condition described in Section 2 hereof): (i) the Company has all necessary corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Merger Agreement, as amended hereby; (ii) the execution and delivery of this Amendment by the Company and the consummation by the Company of the transactions contemplated by the Merger Agreement, as amended hereby, have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement); and (iii) this Amendment has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Purchaser and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

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         (b)      REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB.
Purchaser and Merger Sub hereby jointly and severally represent and warrant to the Company that: (i) Purchaser and Merger Sub have all necessary corporate power and authority to execute and deliver this Amendment and to perform their respective obligations under the Merger Agreement, as amended hereby; (ii) the execution and delivery of this Amendment by Purchaser and Merger Sub and the consummation by Purchaser and Merger Sub of the transactions contemplated by the Merger Agreement, as amended hereby, have been duly and validly authorized by all necessary corporate action; and (iii) this Amendment has been duly executed and delivered by Purchaser and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Purchaser and Merger Sub, enforceable against Purchaser and Merger Sub in accordance with its terms.

         SECTION 4. EFFECT ON MERGER AGREEMENT. Except as otherwise specifically provided herein, the Merger Agreement shall not be amended but shall remain in full force and effect.

         SECTION 5. HEADINGS. The Section headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.

         SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES).

         SECTION 7. COUNTERPARTS. This Amendment may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Executed counterparts may be delivered via facsimile transmission.

         SECTION 8. ENTIRE AGREEMENT. This Amendment (together with the Merger Agreement and the Exhibits thereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Parties with respect thereto.

                            [SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed and delivered by its officer thereunto duly authorized, all as of the day and year above written.

                                         VERSO TECHNOLOGIES, INC.

                                         By:  /s/ Juliet M. Reising
                                              ---------------------------------
                                              Its:  Executive Vice President
                                                    and Chief Financial Officer

                                         MICKEY ACQUIRING SUB, INC.

                                         By:  /s/ Juliet M. Reising
                                              ----------------------------------
                                              Its:  Vice President

                                         MCK COMMUNICATIONS, INC.

                                         By:  /s/ Thomas M. Nolette
                                              ----------------------------------
                                              Its:  Chief Executive Officer

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